FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-109130


PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 25, 2004
TO PROSPECTUS DATED JUNE 9, 2004

                                  $840,000,000

                                DST SYSTEMS, INC.
             4.125% SERIES A CONVERTIBLE SENIOR DEBENTURES DUE 2023
             3.625% SERIES B CONVERTIBLE SENIOR DEBENTURES DUE 2023
                                       AND
             COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES

     This prospectus  supplement  relates to the  accompanying  prospectus dated
June 9, 2004 relating to the offer and sale from time to time of up to $540,000,000 aggregate principal amount of our 4.125% Series A Convertible Senior Debentures due 2023 and $300,000,000 aggregate principal amount of our 3.625% Series B Convertible Senior Debentures due 2023, collectively referred to as the debentures, and the shares of common stock of DST Systems, Inc. issuable upon conversion of the debentures. The "Selling Security Holders" section of the accompanying prospectus is hereby supplemented to include the information provided below in the table appearing in the "Selling Security Holders" section of this prospectus supplement with respect to amendments to the information previously listed in the accompanying prospectus and, as indicated, supercedes the information previously included in the table appearing in the "Selling Security Holders" section of the accompanying prospectus, or any other amendments or supplements thereto.

     This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the accompanying prospectus dated June 9, 2004 and all other amendments or supplements thereto. The terms of the debentures are set forth in the accompanying prospectus dated June 9, 2004.

     Selling security holders listed in the "Selling Security Holders" section of this prospectus supplement and any other amendments or supplements thereto may offer and sell the debentures and the shares of common stock issuable upon conversion of the debentures pursuant to this prospectus supplement, the accompanying prospectus, and any other amendments or supplements thereto. Our registration of the debentures and the shares of common stock issuable upon conversion of the debentures does not necessarily mean that the selling security holders will sell all or any of the debentures or the shares of common stock.

                            SELLING SECURITY HOLDERS

     We originally issued the debentures in transactions exempt from or not subject to registration under the Securities Act of 1933. The debentures and the common stock issuable upon conversion thereof that may be offered under this prospectus will be offered by the selling security holders, which includes their donees, pledgees, transferees and other successors-in-interest. Only those debentures and shares of common stock issuable upon conversion thereof listed below may be offered for resale by the selling holders pursuant to this prospectus.


     The following table sets forth certain information, as of June 24, 2004, about the principal amount of debentures beneficially owned by each selling security holder and the number of shares of common stock issuable upon conversion of these debentures that may be offered from time to time pursuant to this prospectus.


     The percentage of debentures outstanding beneficially owned by each selling security holder is based on $540,000,000 aggregate principal amount of Series A debentures outstanding and $300,000,000 aggregate principal amount of Series B debentures outstanding. The number of shares of common stock owned prior to the offering does not include shares of common stock issuable upon conversion of the debentures. The number of shares of common stock shown in the table below assumes conversion of the full amount of debentures held by such holder at the initial conversion rate of 20.3732 shares per $1,000 principal amount of debentures. This conversion rate is subject to adjustment as described under "Description of the Series A Debentures--Conversion Rights" and "Description of the Series B Debentures--Conversion Rights." Accordingly, the number of shares of common stock issuable upon conversion of the debentures may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the debentures. Cash will be paid instead of fractional shares, if any.



----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                                                                           NUMBER OF
                                                                                           SHARES OF     NUMBER OF
                                                                                             COMMON      SHARES OF
                                                                         PERCENTAGE          STOCK        COMMON      PERCENTAGE OF
                                             PRINCIPAL AMOUNT OF             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
1976 Distribution Trust FBO A.R. Lauder                                              N/A             0          183         *
     / Zinterhofer(4)                            9,000            0          *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
2000 Revocable Trust FBO A.R. Lauder /
     Zinterhofer(4)                              9,000            0          *       N/A             0          183         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Acuity Master, Ltd. (62)                             0    3,480,000        N/A     1.16%             0       70,898         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Advent Convertible Master (Cayman)
     L.P.(4)                                16,997,000            0      3.15%       N/A             0      346,283         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Aftra Health Fund (5)                           75,000            0          *       N/A             0        1,527         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
AG Domestic Convertibles, L.P. (6)(7)                0    6,000,000        N/A     2.00%             0      122,239         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
AG Offshore Convertibles, LTD(6)(7)                  0   14,000,000        N/A     4.67%             0      285,224         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Alcon Laboratories(4)                          464,000            0          *       N/A             0        9,453         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Allentown City Firefighters Pension
     Plan(4)                                    17,000            0          *       N/A             0          346         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Allentown City Officers & Employees                                                  N/A
     Pension Fund(4)                            18,000            0          *                       0          366         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Allentown City Police Pension Plan(4)           28,000            0          *       N/A             0          570         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Allstate Insurance Company(9)                1,750,000            0          *       N/A        39,100       35,653         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Allstate Life Insurance Company(9)           1,500,000            0          *       N/A             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Alpha US Sub Fund 4 LLC(4)                     674,000            0          *       N/A             0       13,731         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
American Investors Life Insurance                                                    N/A
     Co.(10)                                   500,000            0          *                       0       10,186         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
American Skandia Trust(11)                   1,500,000            0          *       N/A             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Arapahoe County Colorado(4)                     58,000            0          *       N/A             0        1,181         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent Classic Convertible Arbitrage        12,300,000    7,500,000      2.28%     2.50%             0      403,389         *
     Fund (Bermuda) Ltd.(13)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent Classic Convertible Arbitrage
     Fund II, L.P.(12)                         900,000      500,000          *         *             0       28,521         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent Classic Convertible Arbitrage
     Fund L.P.(12)                           3,700,000    2,100,000          *         *             0      118,163         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent LowLev Convertible Arbitrage
     Fund II, LLC(12)                          568,000      426,000          *         *             0       20,249         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent LowLev Convertible Arbitrage
     Fund LLC(12)                            3,732,000    2,774,000          *         *             0      132,547         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Argent LowLev Convertible Arbitrage
     Fund Ltd.(13)                          15,400,000   11,000,000      2.85%     3.67%             0      537,852         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Arlington County Employees Retirement
     System(4)                                 802,000            0          *       N/A             0       16,339         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Arkansas PERS(67)                            1,500,000            0          *       N/A             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Asante Health Systems(4)                       120,000            0          *       N/A             0        2,444         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
ATSF - Transamerica Convertible
     Securities(7)(63)                               0    5,000,000        N/A     1.67%             0      101,866         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
B.C. McCabe Foundation(11)                     150,000            0          *       N/A             0        3,055         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Bank of America Pension Plan(16)             3,000,000            0          *       N/A             0       61,119         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Barclays Global Investors Ltd(16)            1,000,000            0          *       N/A             0       20,373         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Bay County PERS(5)                             100,000            0          *       N/A             0        2,037         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Bear, Stearns & Co., Inc.(14)(17)                    0    8,000,000        N/A     2.67%             0      162,985         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Black Diamond Convertible Offshore
     LDC(18)                                         0    1,786,000        N/A         *             0       36,386         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Black Diamond Offshore Ltd.(18)                      0      977,000        N/A         *             0       19,904         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
BMO Nesbitt Burns Inc.(14)                   5,500,000            0      1.02%       N/A             0      112,052         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
BNP Paribas Arbitrage(7)(22)                 3,000,000    1,500,000          *         *             0       91,678         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
BNP Paribas Equity Strategies, SNC(23)       3,704,000            0          *       N/A        14,315       75,462         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
British Virgin Islands Social Security
     Board(4)                                  105,000            0          *       N/A             0        2,139         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Canadian Imperial Holding, Inc.(7)(24)       5,000,000            0          *       N/A             0      101,866         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Caxton International Limited(7)(68)         10,000,000            0      1.85%       N/A             0      203,732         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Century Park Trust(16)                       2,000,000            0          *       N/A             0       40,746         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
CGNU Life Fund (8)                                   0      800,000        N/A         *             0       16,298         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Citadel Credit Trading Ltd.(7)(25)                   0    2,070,000        N/A         *             0       42,172         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Citadel Equity Fund Ltd.(7)(25)                      0   15,930,000        N/A     5.31%       202,800      324,545         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Citigroup Global Markets Inc.(14)(26)        2,129,000            0          *       N/A             0       43,374         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
City and County of San Francisco             1,773,000            0          *       N/A             0       36,121         *
     Retirement System(4)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
City of New Orleans(4)                         244,000            0          *       N/A             0        4,971         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
City University of New York(4)                 180,000            0          *       N/A             0        3,667         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Class C Trading Company, Ltd.(12)            1,200,000    1,400,000          *         *             0       52,969         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
CNH CA Master Account, L.P.(27)              1,000,000    1,000,000          *         *             0       40,746         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Commercial Union Life Fund (8)                       0    1,000,000        N/A         *             0       20,373         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Commerzbank AG(7)(69)                       19,500,000            0      3.61%       N/A             0      397,277         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Consulting Group Capital Market              1,000,000            0          *       N/A             0       20,373         *
     Funds(16)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Continental Assurance Company on behalf      4,500,000            0          *       N/A             0       91,679         *
     of its separate account (E) (7)(28)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Continental Casualty Company(7)(28)            500,000            0          *       N/A             0       10,186         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Convertible Securities Fund(29)                 35,000            0          *       N/A             0          713         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
CooperNeff Convertible Strategies
     (Cayman) Master Fund, L.P.(23)          3,726,000            0          *       N/A             0       75,910         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
CQS Convertible & Quantitative
     Strategies Master Fund Limited(30)              0    3,353,000        N/A     1.12%             0       68,311         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Credit Lyonnais, SA(7)(15)                           0   10,000,000        N/A     3.33%             0      203,732         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Custom Investment PCC, Ltd. (12)               400,000      400,000          *         *             0       16,298         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
DB Equity Opportunities Master
     Portfolio LTD(31)                       4,900,000            0          *       N/A             0       99,828         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
DBAG London(7)(19)                          27,750,000    3,800,000      5.14%     1.27%             0      642,774         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
DEAM Convertible Arbitrage(31)               2,400,000            0          *       N/A             0       48,895         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
DeepRock & Co.(16)                           1,000,000            0          *       N/A             0       20,373         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Delaware Public Employees Retirement
     System(4)                               1,857,000            0          *       N/A             0       37,833         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Deutsche Bank, AG/London(7)(66)             18,500,000    3,500,000      3.43%     1.17%             0      448,210         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Deutsche Bank Securities Inc.(14)           10,615,000            0      1.97%       N/A             0      216,261         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Dodeca Fund, L.P.(10)                          980,000            0          *       N/A             0       19,965         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Double Black Diamond Offshore LDC(18)                0    5,058,000        N/A     1.69%             0      103,047         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Duke Endowment(67)                             200,000            0          *       N/A             0        4,074         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Excelsior Master Fund L.P.(20)               1,000,000            0          *       N/A             0       20,373         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Fidelity Financial Trust: Fidelity          12,300,000            0      2.28%       N/A             0      250,590         *
     Convertible Securities Fund(7)(32)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Fidelity Financial Trust:  Fidelity
     Strategic Dividend of Income
     Fund(7)(32)                             1,240,000            0          *       N/A             0       25,262         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Fore Convertible Master Fund LTD(33)        16,731,000            0      3.10%       N/A             0      340,864         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Fugi US Income Open(11)                      1,500,000            0          *       N/A             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Gaia Offshore Master Fund Ltd.(34)           6,800,000    2,800,000      1.26%         *             0      195,581         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
General Motors Welfare Benefit Trust(16)     2,000,000            0          *       N/A             0       40,746         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Geode U.S. Convertible Arbitrage Fund,
     a series of Geode Investors,
     LLC(35)                                 5,250,000            0          *       N/A             0      106,959         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Global Bermuda Limited Partnership(36)               0    6,000,000        N/A     2.00%             0      122,239         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
GMAM Group Pension Trust(16)                 1,250,000            0          *       N/A             0       25,466         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Goldman Sachs & Co.(14)                      5,000,000   19,997,000          *     6.67%        51,914      509,268         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Goldman Sachs & Co. Profit Sharing                   0       73,000        N/A         *             0        1,487         *
     Master Trust(7)(37)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Grady Hospital Foundation(4)                   160,000            0          *       N/A             0        3,259         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Guggenheim Portfolio Company VIII
     (Cayman) Ltd.(7)(38)                    3,352,000            0          *       N/A             0       68,290         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Guggenheim Portfolio Co. XV, LLC (59)                0      750,000        N/A         0             0       15,279         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Hfr Arbitrage Fund(4)                        1,012,000            0          *       N/A             0       20,617         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
HFR CA Global Select Master Trust
     Account(12)                               400,000      300,000          *         *             0       14,260         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Highbridge International LLC(7)(39)         10,000,000            0      1.85%       N/A             0      203,732         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
IDEX - Transamerica Convertible
     Securities Fund(7)(64)                          0    2,500,000        N/A         *             0       50,933         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Independence Blue Cross(4)                     498,000            0          *       N/A             0       10,145         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Inflective Convertible Opportunity Fund
     I, L.P.(10)                                20,000            0          *       N/A             0          407         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Intl. Truck & Engine Corp. Non
     Contributory Retirement Plan
     Trust(11)                                 625,000            0          *       N/A             0       12,733         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Intl. Truck & Engine Corp. Retirement
     Plan for Salaried Employee's
     Trust(11)                                 925,000            0          *       N/A             0       18,845         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
JMG Capital Partners, LP(40)                         0    1,250,000        N/A         *             0       25,466         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
JMG Triton Offshore Fund, Ltd.(41)                   0    1,250,000        N/A         *             0       25,466         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

KBC Financial Products USA Inc.(14)          5,000,000            0          *       N/A             0      101,866         *

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
KeySpan Foundation(11)                          75,000            0          *       N/A             0        1,527         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lakeshore International Limited(36)                  0   24,000,000        N/A     8.00%             0      488,956         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lord Abbett Bond Debenture Fund,
     Inc.(11)                               15,000,000            0      2.78%       N/A             0      305,598         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lord Abbett Series Fund -- Bond
     Debenture Portfolio(11)                   500,000            0          *       N/A             0       10,186         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lord Abbettt Investment Trust -- LA
     Convertible Fund(11)                    1,600,000            0          *       N/A             0       32,597         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lyxor(4)                                     1,822,000            0          *       N/A             0       37,119         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lyxor Master Fund Ref: Argent/LowLev CB
     c/o Argent(12)                          3,200,000    1,600,000          *         *             0       97,791         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lyxor/Convertible Arbitrage Fund
     Limited(23)                               491,000            0          *       N/A             0       10,003         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Lyxor/Gaia II Fund Ltd.(34)                  1,700,000      700,000          *         *             0       48,895         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Mainstay Convertible Fund(5)(7)              1,605,000            0          *       N/A             0       32,698         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Mainstay VP Convertible Fund(5)(7)             985,000            0          *       N/A             0       20,067         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Man Convertible Bond Master Fund,
     Ltd.(43)                                        0   15,082,000        N/A     5.03%             0      307,268         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Man Mac 1 Limited(44)                        5,267,000            0          *       N/A             0      107,305         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
McMahon Securities Co. L.P.(42)                895,000            0          *       N/A             0       18,234         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Merrill Lynch Insurance Group(4)               395,000            0          *       N/A             0        8,047         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Merrill Lynch Insurance Group Bond
     Debenture Portfolio(11)                    50,000            0          *       N/A             0        1,018         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Met Investor Series Trust -- Bond            5,000,000            0          *       N/A             0      101,866         *
     Debenture(11)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Morgan Stanley Convertible Securities
     Trust(7)(45)                            1,500,000            0          *       N/A             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Municipal Employees(4)                         287,000            0          *       N/A             0        5,847         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
National Bank of Canada c/o Putnam
     Lovell NBF Securities Inc.(7)(46)       8,500,000            0      1.57%       N/A             0      173,172         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
National Benefit Life Insurance
     Company(7)(70)                             23,000            0          *       N/A             0          468         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
National Fuel & Gas Company Retirement
     Plan(11)                                  175,000            0          *       N/A             0        3,565         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Nations Convertible Securities Fund(29)     11,910,000            0      2.21%       N/A             0      242,644         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
New Orleans Firefighters Pension /
     Relief Fund(4)                            163,000            0          *       N/A             0        3,320         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
New York Life Insurance Company (Post
     82)(5)(7)                               1,750,000            0          *       N/A             0       35,653         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
New York Life Insurance Company (Pre
     82)(5)(7)                                 805,000            0          *       N/A             0       16,400         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
New York Life Separate A/C #7(5)(7)             40,000            0          *       N/A             0          814         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Newport Alternative Income Fund(47)            490,000            0          *       N/A             0        9,982         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Nomura Securities International,
     Inc.(14)                               25,000,000            0      4.63%       N/A         7,800      509,330         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Norwich Union Life & Pensions (8)                    0    1,400,000        N/A         *             0       28,522         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Occidental Petroleum Corporation(4)            323,000            0          *       N/A             0        6,580         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Ohio Bureau of Workers Compensation(4)         214,000            0          *       N/A             0        4,359         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
OIP Limited(47)                                570,000            0          *       N/A             0       11,612         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Oppenheimer Convertible Securities
     Fund(7)(21)                             6,000,000            0      1.11%       N/A             0      122,239         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Oxford, Lord Abbett & Co.(11)                1,775,000            0          *       N/A             0       36,162         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
OZ Convertible Master Fund, Ltd.(37)                 0      459,000        N/A         *             0        9,351         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
OZ MAC 13 Ltd.(37)                                   0       85,000        N/A         *             0        1,731         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
OZ Master Fund, Ltd.(37)                             0    5,883,000        N/A     1.96%             0      119,855         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Peoples Benefit Life Insurance Company
     Teamsters(16)                           5,000,000            0          *       N/A             0      101,866         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Phoenix Lord Abbett Bond Debenture
     Fund(11)                                   75,000            0          *       N/A             0        1,527         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Policeman and Fireman Retirement System
     of the City of Detroit(4)                 670,000            0          *       N/A             0       13,650         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Polygon Global Opportunities Master
     Fund(48)                               15,500,000            0      2.87%       N/A             0      315,784         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
President & Fellows of Harvard
     College(49)                                     0   10,000,000        N/A     3.33%         8,507      203,732         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Primerica Life Insurance Company (7)(70)       230,000            0          *       N/A             0        4,685         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Privilege Portfolio Sicav (8)                        0    3,000,000        N/A     1.00%             0       61,119         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Pro-mutual(4)                                  901,000            0          *       N/A             0       18,356         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Putnam Convertible Income - Growth
     Fund(7)(50)                             7,300,000            0      1.35%       N/A             0      148,724         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Pyramid Equity Strategies Fund(31)           1,200,000            0          *       N/A             0       24,447         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Radian Asset Assurance, Inc.(11)             2,025,000            0          *       N/A             0       41,255         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Radian Group Convertible Securities(11)      1,175,000            0          *       N/A             0       23,938         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Radian Guaranty(11)                          4,225,000            0          *       N/A             0       86,076         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Ramius Partners II, LP (7)(59)                       0      250,000        N/A         *             0        5,093         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
RBC Alternative Assets L.P.(7)(53)             100,000            0          *       N/A        11,590        2,037         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
RCG Latitude Master Fund, LTD (7)(59)                0    4,250,000        N/A     1.42%             0       86,586         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
RCG Multi Strategy Master Fund,
     LTD (7)(59)                                     0    1,500,000        N/A         *             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Retail Clerks Pension Trust(16)              2,000,000            0          *       N/A             0       40,746         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Retail Clerks Pension Trust #2(16)           1,000,000            0          *       N/A             0       20,373         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Royal Bank of Canada(7)(51)                  4,000,000            0          *       N/A         5,320       81,492         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
S.A.C. Capital Associates, LLC(52)                   0    2,000,000        N/A         *       131,000       40,746         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Sage Capital(53)                             3,900,000            0          *       N/A             0       79,455         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Silver Convertible Arbitrage Fund, LDC
     c/o Argent(12)                          1,200,000    1,200,000          *         *             0       48,894         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Silvercreek II Limited(47)                   1,345,000            0          *       N/A             0       27,401         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Silvercreek Limited Partnership(47)          2,595,000            0          *       N/A             0       52,868         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Singlehedge U.S. Convertible Arbitrage
     Fund(23)                                1,045,000            0          *       N/A             0       21,289         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
St. Albans Partners Ltd.(16)                 5,000,000            0          *       N/A             0      101,866         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
St. Thomas Trading, Ltd.(7)(43)                      0   25,418,000        N/A     8.47%             0      517,845         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Standard Fire Insurance Company(72)            441,000            0          *       N/A             0        8,984         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
State of Maryland Retirement Agency(4)       3,843,000            0          *       N/A             0       78,294         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Sturgeon Limited(23)                           534,000            0          *       N/A             0       10,879         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Sunrise Partners Limited
     Partnership(7)(54)                     20,500,000   11,500,000      3.80%     3.83%         8,400      651,941         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Tag Associates(4)                              141,000            0          *       N/A             0        2,872         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
TCW Group Inc.(65)                           6,960,000            0      1.29%       N/A             0      141,797         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
TD Securities (USA) Inc.(14)                27,650,000            0      5.12%       N/A             0      563,318         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Teacher's Insurance & Annuity
     Association of America(55)                      0   14,000,000        N/A     4.67%             0      285,224         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
The Travelers Insurance
     Company--Life(7)(70)                     1,618,000            0          *       N/A             0       32,963         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
The Travelers Life and Annuity
     Company(7)(70)                            118,000            0          *       N/A             0        2,404         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
The Grable Foundation(4)                        96,000            0          *       N/A             0        1,955         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Travelers Casualty Insurance Company of
     America(72)                               583,000            0          *       N/A             0       11,877         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Travelers Insurance Company Separate
     Account TLAC(7)(70)                        46,000            0          *       N/A             0          937         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Travelers Series Trust Convertible Bond
     Portfolio(71)                             500,000            0          *       N/A             0       10,186         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Total Fina Elf Finance USA, Inc.(11)           275,000            0          *       N/A             0        5,602         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Tredia Performance Fund Ltd.(12)               200,000      200,000          *         *             0        8,148         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

Tribeca Investments L.T.D.(56)                       0    8,500,000        N/A     2.83%             0      173,172         *

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
                                             PRINCIPAL AMOUNT OF         PERCENTAGE        NUMBER OF     NUMBER OF    PERCENTAGE OF
                                                                                           SHARES OF
                                                                                             COMMON      SHARES OF
                                                                                             STOCK        COMMON
                                                                             OF              OWNED         STOCK         COMMON
                                           DEBENTURES BENEFICIALLY       DEBENTURES         PRIOR TO     THAT MAY         STOCK
                                           OWNED THAT MAY BE SOLD        OUTSTANDING      OFFERING(1)   BE SOLD(2)   OUTSTANDING(3)
----------------------------------------- -------------------------- -------------------- ------------- ------------ ---------------
NAME OF SELLING SECURITY HOLDER             SERIES A     SERIES B     SERIES A  SERIES B
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Triborough Partners International            5,020,000            0          *       N/A             0      102,273         *
     Ltd.(57)
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Triborough Partners LLC(57)                  1,980,000            0          *       N/A             0       40,338         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Trustmark Insurance(4)                         405,000            0          *       N/A             0        8,251         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
United Overseas Bank Convertible Bond
     (SGD)(5)                                  240,000            0          *       N/A             0        4,889         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
United Overseas Bank Convertible Bond
     (USD)(5)                                  110,000            0          *       N/A             0        2,241         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Wachovia Securities International
     LTD(14)                                13,500,000            0      2.50%       N/A             0      275,038         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
White River Securities L.L.C.(14)(17)                0    8,000,000        N/A     2.67%             0      162,985         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Worldwide Transactions Ltd.(58)                      0      179,000        N/A         *         2,845        3,646         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Xavex Convertible Arbitrage 10 Fund(12)      1,100,000      900,000          *         *             0       40,745         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Xavex Convertible Arbitrage 5 Fund (59)              0      750,000        N/A         *             0       15,279         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Xavex Convertible Arbitrage 2 Fund(12)         700,000      800,000          *         *             0       30,559         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Yield Strategies Fund I, L.P.(16)            3,250,000            0          *       N/A             0       66,212         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------
Yield Strategies Fund II, L.P.(16)           3,500,000            0          *       N/A             0       71,306         *
----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

All other holders of debentures or
future transferees, pledgees or donees
of such holders(60)(61)                     12,462,000   10,070,000      2.31%     3.36%                    459,153         *

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------

        TOTAL                              540,000,000  300,000,000  100.00%    100.00%        483,591   17,113,488      17.25%

----------------------------------------- ------------- ------------ ---------- --------- ------------- ------------ ---------------


---------------
*    Less than one percent
N/A  Not applicable

(1) Does not include shares of common stock issuable upon conversion of the debentures.
(2)  Consists  of  shares  of  common  stock  issuable  upon  conversion  of the debentures, assuming a conversion rate of 20.3732 shares per $1,000 principal amount of the debentures and a cash payment in lieu of any fractional share interest. The conversion rate is subject to adjustment as described under "Description of the Series A Debentures--Conversion Rights" and "Description of the Series B Debentures--Conversion Rights." Accordingly, the number of shares of common stock issuable upon conversion of the debentures may increase or decrease from time to time.
(3) Calculated based on Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, using 84,420,222 shares of common stock outstanding on April 30, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of the debentures by the applicable holder. However, we did not assume the conversion of any other holder's debentures.
(4) Paul Leutronica, the Vice President of Advent Capital Management LLC has the power to direct the disposition of the selling security holder's convertible debentures.
(5) Don Morgan, Senior Managing Director and Portfolio Manager, employed by MacKay Shields LLC, a registered investment adviser, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. Mainstay Convertible Fund, Mainstay VP Convertible Fund, New York Life Insurance Company (Post 82), New York Life Insurance Company (Pre 82) and New York Life Separate A/C #7 are under common control with a broker-dealer. New York Life Insurance Company is the ultimate parent of each of these broker-dealer affiliates, as well as two broker-dealers, New York Life Securities and New York Life Distributors.
(6) AG Domestic Convertibles, L.P. and AG Offshore Convertibles, LTD are private funds managed by an affiliated broker-dealer, Angelo Gordon & Co., L.P. Michael Gordon, the Chief Operating Officer of Angelo Gordon & Co., L.P. has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(7) Selling security holder is an affiliate of a broker-dealer. Each affiliate has represented to DST that it acquired its convertible debentures in the ordinary course of business and at the time of the purchase of its convertible debentures such selling security holder had no plans or proposals, directly or with any other person to distribute the convertible debentures.
(8) These selling security holders are all registered investment advisers. David Clott, portfolio manager, has the power to direct the disposition of the convertible debentures beneficially owned by CGNU Life Fund, Commercial Union Life Fund, Norwich Union Life & Pensions and Privilege Portfolio Sicav.
(9) David Goacher has the power to direct the disposition of the convertible debentures beneficially owned by Allstate Insurance Company and Allstate Life Insurance Company.
(10) Thomas J. Ray, President and Chief Investment Officer of Inflective Asset Management, LLC, has the power to direct the disposition of the convertible debentures beneficially owned by American Investors Life, Dodeca Fund, L.P. and Inflective Convertible Opportunity Fund I, L.P.
(11) Marin Lindstrom of the Lord Abbett Convertible Management Team has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(12) Nathanial Brown and Robert Richardson of Argent Management Company, LLC have the power to direct the disposition of the convertible debentures beneficially owned by Argent Classic Convertible Arbitrage Fund L.P., Argent Classic Convertible Arbitrage Fund II, LP, Argent LowLev Convertible Arbitrage Fund LLC, Argent LowLev Convertible Arbitrage Fund II, LLC, Custom Investments PCC, Ltd., HFR CA Global Select Master Trust Account and Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent. Nathanial Brown and Robert Richardson of Argent International Management Company, LLC have the power to direct the disposition of the convertible debentures beneficially owned by Class C Trading Company, Ltd., Silver Convertible Arbitrage Fund, LDC c/o Argent, Tredia Performance Fund, Ltd., Xavex Convertible Arbitrage 2 Fund and Xavex Convertible Arbitrage 10 Fund.
(13) Nathanial Brown and Robert Richardson of Argent Financial Group (Bermuda), Ltd. have the power to direct the disposition of the convertible debentures beneficially owned by Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd. and Argent LowLev Convertible Arbitrage Fund Ltd.
(14) Selling security holder is a broker-dealer and is deemed to be an underwriter.
(15) Steve Wilson, as power of attorney for Credit Lyonnais, SA, has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. Credit Lyonnais, SA is the parent entity of Credit Lyonnais Securities (USA), Inc., a registered broker-dealer.
(16) John Wagner, portfolio manager at Camden Asset Management, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(17) Yan Erlikh and David Liebowitz, Senior Managing Directors of Bear Stearns & Co., Inc. have the power to direct the disposition of the convertible debentures held by Bear Stearns & Co., Inc. Yan Erlikh and David Liebowitz, Co-Chief Executive Officers of White River Securities L.L.C. have the power to direct the disposition of the convertible debentures held by White River Securities L.L.C.
(18) Clint D. Carlson has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(19) Dan Azzi has the power to direct the disposition of the convertible debentures beneficially owned by DBAG London. DBAG London is a subsidiary of the affiliated broker-dealer.
(20) James White and Edward Lees, managing partners of Excelsior Capital Management, the investment adviser to Excelsior Master Fund L.P., have the power to direct the disposition of the convertible debentures beneficially owned by Excelsior Master Fund L.P.
(21) The selling security holder is a registered investment company. Ted Everett, a portfolio manager employed by Oppenheimer Funds, Inc., has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. The general distributor of the selling security holder's shares is Oppenheimer Funds Distributor, Inc., a registered broker-dealer.
(22) Mike Kohen, Vice President of Equity Derivatives Convertible Trading at BNP Paribas Securities Corp., an affiliated broker-dealer of the selling security holder, has the power to direct the disposition of the convertible debentures beneficially owned by BNP Paribas Arbitrage.
(23) Christian Menestrier, Chief Executive Officer of CooperNeff Advisors, Inc., has the power to direct the disposition of the convertible debentures held by BNP Paribas Equity Strategies SNC, CooperNeff Convertible Strategies (Cayman) Master Fund, L.P., Lyxor/Convertible Arbitrage Fund Limited, Singlehedge U.S. Convertible Arbitrage Fund and Sturgeon Limited.
(24) Joseph Venn, Tom Birkett and Evan Jones of Canadian Imperial Holding, Inc. have the power to direct the disposition of the convertible debentures beneficially owned. Canadian Imperial Holding, Inc. is an affiliate of CIBC World Markets Corp., a registered broker-dealer.
(25) Citadel  Limited  Partnership  ("Citadel") is the trading  manager of these selling security holders and consequently has investment discretion over securities held by these selling security holders. Kenneth G. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by these selling security holders. Citadel and Mr. Griffin disclaim beneficial ownership of the convertible debentures held by these selling security holders. The affiliated broker-dealers are under common control with these selling security holders and one affiliated broker-dealer is directly owned by Citadel Equity Fund.
(26) Citigroup Global Markets Inc. was an initial purchaser of 25% of each of the Series A debentures and Series B debentures in the private placement of these securities.
(27) Robert Krail, Mark Mitchell and Todd Pulvino, the principals of CNH Partners LLC, the investment adviser to CNH CA Master Account, L.P., have the power to direct the disposition of the convertible debentures beneficially owned by CNH CA Master Account, L.P.
(28) Scott Schaefer of Continental Insurance Company has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. Continental Insurance Company manages these accounts and is affiliated with CNA Investor Services, Inc., a limited purpose broker-dealer.
(29) Ed Cassens and Yanfang C. Yan of Bank of America Capital Management LLC have the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(30) Paul Casey and Ali Khoram of CQS Management Limited have the power to direct the disposition of the convertible debentures beneficially owned by this selling security holder.
(31) Eric Lobben of Deutsche Bank & Trust Co. of America has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(32) Fidelity Financial Trust: Fidelity Convertible Securities Fund and Fidelity Financial Trust: Fidelity Strategic Dividend of Income Fund are registered investment companies. Victor Thay, portfolio manager for Fidelity Management & Research Company which serves as investment advisor to these selling security holders, has the power to direct the disposition of the convertible debentures owned by these selling security holders. The affiliated broker-dealer is under common control with these selling security holders.
(33) David Egglishaw, the controlling person of Fore Opportunity Star Trust, has the power to direct the disposition of the convertible debentures beneficially owned by Fore Convertible Master Fund, LP.
(34) James F. O'Brien, Jr., the President of Promethean Asset Management, LLC which serves as investment manager to Gaia Offshore Master Fund, Ltd. and trading advisor for Lyxor/Gaia II Fund Ltd., has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(35) Vincent Gubitosi, portfolio manager, has the power to direct the disposition of the convertible debentures beneficially owned by Geode U.S. Convertible Arbitrage Fund.
(36) Mike Frey and John Brandenbourg, general partners of the selling security holders, have the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(37) Daniel S. Och, Senior Managing Member of OZ Management, LLC, the investment manager to these selling security holders, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. Goldman Sachs & Co. Profit Sharing Master Trust is a defined benefit plan of a broker-dealer.
(38) Certain affiliates of Guggenheim Advisors, the controlling shareholder of Guggenheim Portfolio Company VIII (Cayman), Ltd. are broker-dealers. Loren Katzovitz, Patrick Heynes and Kevin Felix of Guggenheim Advisors have the power to direct the disposition of the convertible debentures beneficially owned by the selling securityholder.
(39) Glen N. Dubin and Henry Swieca of Highbridge Capital Management, an affiliated broker dealer which manages Highbridge International LLC, have the power to direct the disposition of the convertible debentures beneficially owned by Highbridge International LLC.
(40) Jonathan M. Glaser, the Executive Officer and Director of JMG Capital Management, Inc., which together with Asset Alliance Holding Corp. owns the equity interests of JMG Capital Management, LLC, a registered investment adviser and the general partner of JMG Capital Partners, L.P., has the power to direct the disposition of the convertible debentures beneficially owned by JMG Capital Partners, L.P.
(41) Jonathan M. Glaser and Roger Richter, who own equity interests in a company holding equity interests in Pacific Assets Management LLC, a registered investment adviser and the investment manager to JMG Triton Offshore Fund, Ltd., have the power to direct the disposition of the convertible debentures beneficially owned by JMG Triton Offshore Fund, Ltd.
(42) D. Bruce McMahon, President and Chief Executive Officer of McMahon Securities Co. L.P. has the power to direct the disposition of the convertible debentures beneficially owned by McMahon Securities Co. L.P.
(43) John Null and J.T. Hansen, Principals of Marin Capital Partners, LP have the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. St. Thomas Trading, Ltd. is under common ownership with Tiburon Fund Trading, LLC which is currently an inactive broker-dealer.
(44) Michael Collins has the power to direct the disposition of the convertible debentures beneficially owned by ManMac 1 Limited. Mr. Collins controls the shareholder of Albany Management Company, which owns 75% of the manager shares of Man-Diversified Fund II Ltd. Man-Diversified Fund II Ltd. has been identified as the controlling entity of ManMac 1 Limited.
(45) Morgan Stanley Convertible Securities Trust is a registered investment company. Ellen Gold at Morgan Stanley Advisors has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. Morgan Stanley Advisors manages the fund and is 100% owned by Morgan Stanley.
(46) Robin Shah and Alexander Robinson have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. National Bank of Canada is the parent of the affiliated broker-dealer (Putnam).
(47) Louise Morwick, President of Silvercreek Management Inc. and portfolio manager, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(48) The Board of Directors of Polygon Global Opportunities Master Fund, Alex Jackson, Byron Krief, Brandon Jones, Erik Jones, Greville Ward and Reade Griffith, have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(49) Harvard Management Company, a wholly owned subsidiary of the selling security holder, has investment authority over the securities held by the selling security holder pursuant to an investment agreement. The following individuals have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder: D. Ronald Daniel, Jack R. Meyer, Steven A. Alperin, Edward V. De Noble, Peter F. Dolan, Nancy Anne Donohue, Jeffrey B. Larson, Stephen T. McSweeney, David
     R. Mittelman,  Stuart D. Porter, Maurice R. Samuels, David W. Scudder, Gary
     F. Snerson, Craig A. Szeman, Kevin J. Tunick and Andrew G. Wiltshire.
(50) The selling security holder is a registered investment company. It is owned by the same controlling entity as the affiliated broker-dealer.
(51) Jeffrey Eichenberg has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. The selling security holder is the parent of the affiliated broker-dealer.
(52) Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC share investment power with respect to the securities beneficially owned by the selling security holder. Steven A. Cohen controls both S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC.
(53) Peter DeLisser has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. RBC Alternative Assets L.P. is owned by the same controlling entity as the affiliated broker-dealer. Sage Capital is a registered investment adviser.
(54) Donald Sussman, principal of Dawn General Partner Corp., which is the general partner of the selling security holder, has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. The selling security holder is a registered investment adviser and is the parent company of the affiliated broker-dealer, Paloma Securities LLC.
(55) The selling security holder is a registered investment company.
(56) Craig Janis at Tribeca Management LLC has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. The selling security holder is a registered investment company.
(57) Paul Berkman of Paul Berkman & Co. LLC has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(58) Clint D. Carlson, the director of Carlson Capital, the investment adviser to the selling security holder, has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(59) Alex Adair, portfolio manager with Ramius Capital Group, LLC, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. Ramius Partners II, LP, RCG Multi Strategy Master Fund, LTD and RCG Latitude Master Fund, LTD are owned by the same controlling entity as the affiliated broker-dealer.
(60) Holders in this unnamed group may only use the registration statement after a post-effective amendment has been filed and declared effective that identifies the holder and provides the required information. Transferees, successors and donees of identified selling security holders who acquire after the effective date of the registration statement may be named by prospectus supplement. However, transferees, successors and donees from unidentified and unnamed holders who acquire prior to the effective date of the registration statement must be named by a pre-effective amendment.
(61) Assumes that the unnamed holders of debentures or any future transferees, pledgees or donees of or from any such unnamed holder do not beneficially own any common stock other than the common stock issuable upon conversion of the debentures at the initial conversion rate. As unnamed holders are identified, we will disclose whether such holders beneficially own any of our common stock other than the common stock issuable upon conversion of the debentures at the initial conversion rate.
(62) Howard Needle and David Harris, managing members of Acuity Capital Advisors LLC, have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(63) Kirk Kim, investment officer, has the power to direct the disposition of the convertible debentures beneficially owned by this selling security holder.
(64) IDEX - Transamerica Convertible Securities Fund is a registered investment adviser. Kirk Kim, investment officer, has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(65) The selling security holder is a registered investment adviser and registered investment company. Tom Lyon at TCW Group Inc. has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(66) Etan Zellner and Jeremy Benkiewicz have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. The selling security holder is the parent of the affiliated broker-dealer, Deutsche Bank Securities Inc.
(67) Ann Houlihan, Chief Administrative Officer of Froley Revy Investment Company, Inc., the investment adviser to Arkansas PERS and Duke Endowment, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.
(68) Donald Ewen, portfolio manager for Caxton Europe Asset Management Limited, has the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder. Caxton International Limited is a shareholder of a proprietary broker-dealer.
(69) Chrisptopher Golembiewski, convertible bonds trader, Brian Kelly, head of convertible bond trading, and Paul Shottes, trader, share the power to direct the disposition of the convertible debentures. The selling security holder is the parent of an affiliated broker-dealer, Commerzbank Capital Markets Corp.
(70) David A. Tyson, Senior Vice President, and Robert Simmons, Vice President and Security Trader, have the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders. National Benefit Life Insurance Company, Primerica Life Insurance Company, Travelers Insurance Company Separate Account TLAC, Travelers Insurance Company--Life, and Travelers Life and Annuity Company are owned by the same controlling entity as Citigroup Global Markets, the affiliated broker-dealer.
(71) Travelers   Series  Trust   Convertible  Bond  Portfolio  is  a  registered
     investment company. David A. Tyson, Senior Vice President, and Robert Simmons, Vice President and Security Trader, have the power to direct the disposition of the convertible debentures beneficially owned by the selling security holder.
(72) Rob McIlrath, Vice President of St. Paul Fire and Marine Insurance Company, which serves as investment manager to Standard Fire Insurance Company and Travelers Casualty Insurance Company of America, has the power to direct the disposition of the convertible debentures beneficially owned by these selling security holders.

     The preceding table has been prepared based upon the information furnished to us by the selling security holders. The selling security holders identified above may have sold, transferred or otherwise disposed of some or all of their debentures since the date on which the information in the preceding table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933. Information concerning the selling security holders may change from time to time and, if necessary, upon receipt of updated information, we will supplement this prospectus or file a pre-effective or post-effective amendment, as applicable, accordingly. Unnamed holders of debentures may only use the registration statement after a post-effective amendment has been filed and declared effective that identifies the holder and provides the required information. We cannot give an estimate as to the amount of the debentures or common stock issuable upon conversion thereof that will be held by the selling security holders upon the termination of this offering because the selling security holders may offer some or all of their debentures or common stock pursuant to the offering contemplated by this prospectus. See "Plan of Distribution."


     To our knowledge, other than their ownership of the securities described above, and except as otherwise indicated above, none of the selling security holders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates.


     To our knowledge, except as otherwise indicated above, the selling security holders are not registered broker-dealers or affiliates of broker-dealers.